Exhibit 99.1

News Release

Contact:

Thomas Lyles

Chief Executive Officer and President

875 Lowcountry Blvd

Mount Pleasant, SC 29464

(843) 388-8433

Tidelands Bancshares Announces Third Quarter Results

Tidelands Bancshares, Inc., the holding company for Tidelands Bank, announced that the net loss for the nine months ended September 30, 2012 was $2,255,102 and net loss available to common shareholders was $2,974,419, after the preferred dividend.  In comparison, the net loss for the nine months ended September 30, 2011 was $8,726,473 and net loss attributable to common shareholders was $9,434,377.  This is an improvement in loss of 74% year over year.  The main driver behind this loss is the provision for loan loss which was $2,760,068 in the 2012 period versus $10,050,117 in the 2011 period.

The net loss for the third quarter of 2012 was $2,368,356 compared to income of $1,650,678 for the third quarter of 2011.  After dividends accrued for payment to the U.S. Treasury on preferred stock, net loss available to common shareholders for the quarter was $2,608,129 compared to income of $1,414,710 for the same period of 2011.  The main driver behind this loss was the provision for loan loss of $2,225,068 for the 2012 period compared to $300,000 in the 2011 period.  The 2011 period had a gain on sale of securities of $1,209,050 compared to $0 in the 2012 period.

About Tidelands Bancshares, Inc.

Tidelands Bancshares, Inc., headquartered in Mt. Pleasant, SC, operates as a bank holding company of Tidelands Bank. Tidelands Bank is a local community bank focused on serving individuals, families, entrepreneurs, and small businesses in the South Carolina Lowcountry, with 7 locations serving Charleston, Dorchester, Berkeley, Horry, and Beaufort counties. Tidelands Bank offers mortgages, construction loans, deposit products, internet banking, 24 hour telephone banking, and ATM service, and takes great pride in providing the custom banking solutions and services necessary to meet customer needs. Traded on the NASDAQ pink sheets market as TDBK.PK, Tidelands can also be found on the web at www.tidelandsbank.com. For more information regarding the matters described in this press release, please refer to Tidelands Bancshares, Inc.’s filings, including on Form 10-K, with the Securities and Exchange Commission at www.sec.gov.

Forward Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, expectations and benefits of the strategic plan, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, greater than expected noninterest expenses, volatile credit and financial markets, potential deterioration in real estate values, and regulatory changes and excessive loan losses, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events, or otherwise.

-Financial Tables Follow-

SUMMARY CONSOLIDATED FINANCIAL DATA

Our summary consolidated financial data as of and for the quarters ended September 30, 2012 and 2011are unaudited but, in the opinion of our management, contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly our financial position and results of operations for such periods in accordance with generally accepted accounting principles.

Item 1. Financial Statements

Tidelands Bancshares, Inc. and Subsidiary

Consolidated Balance Sheets

	September 30,	December 31,
	2012	2011
	(Unaudited)	(Audited)
Assets:
Cash and cash equivalents:
Cash and due from banks	$5,261,493	$4,552,076
Federal funds sold	29,760,000	39,610,000
Total cash and cash equivalents	35,021,493	44,162,076
Securities available-for-sale	87,325,554	57,145,909
Nonmarketable equity securities	2,383,750	3,317,450
Total securities	89,709,304	60,463,359
Mortgage loans held for sale	209,699	416,849
Loans receivable	350,103,519	379,643,539
Less allowance for loan losses	8,080,908	10,320,259
Loans, net	342,022,611	369,323,280
Premises, furniture and equipment, net	21,637,119	22,285,895
Accrued interest receivable	1,831,649	1,850,487
Bank owned life insurance	15,308,505	14,947,329
Other real estate owned	20,476,742	18,905,600
Other assets	1,088,064	1,760,923
Total assets	$527,305,186	$534,115,798

Liabilities:
Deposits:
Noninterest-bearing transaction accounts	$15,430,468	$12,283,423
Interest-bearing transaction accounts	42,326,781	23,492,325
Savings and money market accounts	100,738,141	111,283,544
Time deposits $100,000 and over	178,831,781	183,133,192
Other time deposits	113,000,066	115,321,975
Total deposits	450,327,237	445,514,459

Securities sold under agreements to repurchase	10,000,000	20,000,000
Advances from Federal Home Loan Bank	34,000,000	34,000,000
Junior subordinated debentures	14,434,000	14,434,000
ESOP borrowings	1,275,000	1,425,000
Accrued interest payable	2,491,161	2,037,862
Other liabilities	3,181,872	2,646,195
Total liabilities	515,709,270	520,057,516

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $.01 par value and liquidation value per share of $1,000, 10,000,000 shares authorized, 14,448 issued and outstanding at September 30, 2012 and December 31, 2011	14,135,881	13,958,364
Common stock, $.01 par value, 75,000,000 shares authorized; 4,277,176 shares issued and outstanding at September 30, 2012 and December 31, 2011	42,772	42,772
Common stock-warrant, 571,821 shares outstanding at September 30, 2012 and December 31, 2011	1,112,248	1,112,248
Unearned ESOP shares	(1,562,051)	(1,681,103)
Capital surplus	43,073,284	43,188,836
Retained deficit	(45,534,642)	(42,560,223)
Accumulated other comprehensive income (loss)	328,424	(2,612)
Total shareholders’ equity	11,595,916	14,058,282
Total liabilities and shareholders’ equity	$527,305,186	$534,115,798

Tidelands Bancshares, Inc. and Subsidiary

Consolidated Statements of Operations and Comprehensive Income (Loss)

For the nine and three months ended September 30, 2012 and 2011

(Unaudited)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Interest income:
Loans, including fees	$14,225,130	$16,080,236	$4,393,452	$5,161,786
Securities available for sale, taxable	1,527,529	1,511,584	514,033	474,985
Federal funds sold	61,149	41,527	18,763	12,819
Other interest income	21,438	366	10,385	239
Total interest income	15,835,246	17,633,713	4,936,633	5,649,829
Interest expense:
Time deposits $100,000 and over	1,978,304	2,057,134	642,431	672,395
Other deposits	1,978,029	2,500,668	625,485	753,187
Other borrowings	1,690,004	1,806,880	552,139	571,329
Total interest expense	5,646,337	6,364,682	1,820,055	1,996,911
Net interest income	10,188,909	11,269,031	3,116,578	3,652,918
Provision for loan losses	2,760,068	10,050,117	2,225,068	300,000
Net interest income after provision for loan losses	7,428,841	1,218,914	891,510	3,352,918
Noninterest income:
Service charges on deposit accounts	38,341	38,988	12,141	13,326
Residential mortgage origination income	146,526	113,395	47,029	31,819
Gain on sale of securities available-for-sale	270,781	1,209,050	—	1,209,050
Other service fees and commissions	308,034	414,941	98,545	120,218
Increase in cash surrender value of BOLI	361,176	404,736	113,584	132,961
Other	16,158	54,653	2,623	32,148
Total noninterest income	1,141,016	2,235,763	273,922	1,539,522
Noninterest expense:
Salaries and employee benefits	4,086,950	4,521,539	1,365,173	1,324,396
Net occupancy	1,185,174	1,207,343	399,765	405,129
Furniture and equipment	628,175	635,152	205,177	219,188
Other real estate owned expense	1,426,514	1,932,861	369,552	150,728
Other operating	3,498,146	3,932,947	1,194,121	1,142,321
Total noninterest expense	10,824,959	12,229,842	3,533,788	3,241,762
Income (loss) before income taxes	(2,255,102)	(8,775,165)	(2,368,356)	1,650,678
Income tax benefit	—	(48,692)	—	—
Net income (loss)	(2,255,102)	(8,726,473)	(2,368,356)	1,650,678
Accretion of preferred stock to redemption value	177,517	166,104	59,173	55,368
Preferred dividends accrued	541,800	541,800	180,600	180,600
Net Income (loss) available to common shareholders	$(2,974,419)	$(9,434,377)	$(2,608,129)	$1,414,710
Other Comprehensive Income (loss):
Unrealized gain on securities available for sale	822,672	2,546,545	224,240	1,723,904
Reclassification adjustment for realized gain on securities	(270,781)	(1,209,050)	—	(1,209,050)
Tax effect	(220,855)	(508,248)	(85,211)	(195,644)
Total other comprehensive income	331,036	829,247	139,029	319,210
Comprehensive Income (Loss)	$(2,643,383)	$(8,605,130)	$(2,469,100)	$1,733,920
Net Income (loss) per common share:
Basic Income (loss) per share	$(0.73)	$(2.31)	$(0.64)	$0.35
Diluted Income (loss) per share	$(0.73)	$(2.31)	$(0.64)	$0.35
Weighted average common shares outstanding
Basic	4,096,280	4,088,372	4,100,295	4,092,053
Diluted	4,096,280	4,088,372	4,100,295	4,092,053